Exhibit 1.01

Siliconware Precision Industries Co., Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2014

Introduction

This is the Conflict Minerals Report (“Report”) of Siliconware Precision Industries Co., Ltd. (“SPIL”, “Company”, “we”, “us,” or “our”) for calendar year 2014 in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). This Report relates to the use of Conflict Minerals in our semiconductor packaging services. Conflict minerals include tin, tungsten, tantalum and gold, often referred to as the “3TG”. The term “Conflict-Free” used in this Report means the minerals, smelters or refiners have been certified as complying with the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program (“CFSP”), an equivalent third-party audit program or from recycled or scrap sources.

Program Design

SPIL, as an issuer under the Rule, has maintained a corporate policy since 2009 to refrain from knowingly purchasing any products, components or materials that contain Conflict Minerals. We have a long history of supporting and respecting human rights in our business operations and SPIL is committed to the use of Conflict-Free materials in our services. All of our suppliers are required to abide by our conflict minerals policy and we have informed those suppliers that have yet to conform to the policy that failure to do so by the end of year 2015 will result in their removal from our supply chain. Suppliers are required to determine whether the materials used in their products can be identified as Conflict-Free and we expect and require them to source responsibly and source materials from Conflict-Free sources.

Our corporate management fully supports the program and has organized a project team involving cross- function groups including, purchasing, operations, legal and others to identify and assess risk in collaboration with our suppliers.

Due Diligence Measures

In accordance with the Rule, SPIL undertook to determine the conflict minerals status for the necessary conflict minerals used in its semiconductor assembly services. SPIL designed its due diligence measures in conformance with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (OECD 2013) which is an internationally recognized due diligence framework.

We conducted a reasonable inquiry into the country of origin of the conflict minerals by sending a supply-chain survey to our direct suppliers of materials containing conflict minerals. We used the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (EICC/GeSI) Conflict Minerals Reporting Template (“Template”) to collect information from these suppliers and identify smelters and refiners. These suppliers were also informed of SPIL’s corporate policy on conflict minerals with an emphasis placed on our goal of being Conflict-Free by the end of 2015.

Upon receipt of the returned Template from these suppliers, we reviewed the returned Templates for completeness of information. We followed up with further inquiries to suppliers who did not return completed Templates to us, provided incomplete or inconsistent responses, or failed to identify the smelters and refiners in the supplier’s supply chain. We then cross-checked the smelters and refiners identified in the supply-chain survey against the list of smelters and refiners which were identified as Conflict-Free by the CFSP or an equivalent third-party audit program.

In 2014, we identified a total of 330 smelters and refiners (a list of the smelters and refiners is below in Chart 1) and of those, a total of 194 were certified as Conflict-Free. As of December 31, 2014, over 80% of our direct suppliers were Conflict-Free. However, because there are still smelters and refiners that have not been certified as Conflict-Free, we are unable to determine with certainty whether or not the materials supplied by our direct suppliers and used in our semiconductor assembly services utilized conflict minerals that either financed or benefited, directly or indirectly, armed groups in the covered countries.

SPIL’s Semiconductor Assembly Services Description

SPIL’s assembly services include the following families of package types:

•	Quad flat no lead package (QFN)

•	Quad flat package (QFP)

•	Flip chip – chip scale package (FCCSP)

•	System in package (SIP)

•	Thin plastic small outline package (TSOP)

•	Plastic ball grid array (PBGA)

•	Thin and fine pitch ball grid array (TFBGA)

•	Flip-chip ball grid array (FCBGA)

Risk Mitigation and Future Action Items

SPIL will continue to improve its efforts towards becoming Conflict-Free by taking the following steps, including but not limited to:

•	Continue to communicate with our direct suppliers to provide adequate information about their smelters and refiners;

•	Continue to push our direct suppliers to remove those smelters and refiners that are not willing or not able to participate in a Conflict-Free certification program such as the CFSP; and

•	Continue to improve our internal review mechanisms by use of outside third-party sources to ensure that our check of information obtained from our direct suppliers are accurate and complete.

Chart 1: List of Smelters and Refiners Identified by SPIL

Metal	Standard Smelter Name	Smelter Location (Country)

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL

Gold	Anhui Tongling non-ferrous Pioneer Metals Corporation	CHINA

Gold	Argor-Heraeus SA	SWITZERLAND

Gold	Asahi Pretec Corporation	JAPAN

Gold	Asaka Riken Co., Ltd	JAPAN

Gold	Asarco	UNITED STATES

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	Aurubis AG	GERMANY

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	Caridad	MEXICO

Gold	CCR Refinery – Glencore Canada Corporation	CANADA

Gold	Cendres & Métaux SA	SWITZERLAND

Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF

Gold	Yunnan Copper Industry Co., Ltd	CHINA

Gold	Chimet S.p.A.	ITALY

Gold	china Gold international resources corp.ltd	CHINA

Gold	China Golddeal	CHINA

Gold	Chugai Mining	JAPAN

Gold	Codelco	CHILE

Gold	Colt Refining	UNITED STATES

Gold	Daejin Indus Co., Ltd	KOREA, REPUBLIC OF

Gold	DaeryongENC	KOREA, REPUBLIC OF

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	Do Sung Corporation	KOREA, REPUBLIC OF

Gold	Doduco	GERMANY

Gold	Dongguan Standard Electronic Material.Co., Ltd	CHINA

Gold	Dongguanshi Sutande Dianzi Cailiao Yoouxiange	CHINA

Gold	Dowa	JAPAN

Gold	Eco-System Recycling Co., Ltd.	JAPAN

Gold	Feinhütte Halsbrücke GmbH	GERMANY

Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Ltd. Hong Kong	HONG KONG

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Hunan Chenzhou Mining Industry Group	CHINA

Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Istanbul Gold Refinery	TURKEY

Gold	Japan Mint	JAPAN

Gold	Japan Pure Chemical	JAPAN

Gold	Jiangxi Copper Company Limited	CHINA

Gold	Johnson Matthey Inc	UNITED STATES

Gold	Johnson Matthey Ltd	CANADA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kanfort Industrial (Yantai) Co., Ltd.	CHINA

Gold	Kazzinc Ltd	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	UNITED STATES

Gold	Kojima Chemicals Co., Ltd	JAPAN

Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF

Gold	Kunshan Jinli chemical industry reagents co. ,Ltd.	CHINA

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	L’ azurde Company For Jewelry	SAUDI ARABIA

Gold	Lingbao Gold Company Limited	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	Luoyang Zijin Yinhui Metal Smelt Co., Ltd	CHINA

Gold	Materion	UNITED STATES

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG

Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE

Gold	Metalor Technologies SA	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES

Gold	Met-Mex Peñoles, S.A.	MEXICO

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	MK Electron	KOREA, REPUBLIC OF

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	N.E.Chemcat Corporation	JAPAN

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	Nihon Material Co., LTD	JAPAN

Gold	Ohio Precious Metals, LLC	UNITED STATES

Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION

Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION

Gold	PAMP SA	SWITZERLAND

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Précinox SA	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA

Gold	Realized the enterprise co., Ltd.	CHINA

Gold	Royal Canadian Mint	CANADA

Gold	Sabin Metal Corp.	UNITED STATES

Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF

Gold	Schone Edelmetaal	NETHERLANDS

Gold	SEMPSA Joyería Platería SA	SPAIN

Gold	SENJU METAL INDUSTRY CO., LTD.	JAPAN

Gold	Shandong Jun Mai Fu	CHINA

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd	CHINA

Gold	Shanghai Gold Exchange	CHINA

Gold	So Accurate Group, Inc.	UNITED STATES

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Sojitz	JAPAN

Gold	Solar Applied Materials Technology Corp.	TAIWAN

Gold	Soochow University’s	CHINA

Gold	Sumisho	JAPAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	Suzhou Xingrui Noble	CHINA

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	Technic Inc	UNITED STATES

Gold	The Great Wall Gold and Silver Refinery of China	CHINA

Gold	The Refinery of Shandong Gold Mining Co., Ltd	CHINA

Gold	Tokuriki Honten Co., Ltd	JAPAN

Gold	Tongling nonferrous Metals Group Co., Ltd	CHINA

Gold	Torecom	KOREA, REPUBLIC OF

Gold	Umicore Brasil Ltda	BRAZIL

Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES

Gold	Valcambi SA	SWITZERLAND

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN

Gold	Yokohama Metal Co Ltd	JAPAN

Gold	Zhongshan Public Security Bureau, Guangdong Province ,China	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	Zijin Mining Group Co. Ltd	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Yantai Zhaojinlufu	CHINA

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA

Tantalum	Duoluoshan	CHINA

Tantalum	Exotech Inc.	UNITED STATES

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	Gannon & Scott	UNITED STATES

Tantalum	Global Advanced Metals	UNITED STATES

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	H.C. Starck Group	GERMANY

Tantalum	Hi-Temp	UNITED STATES

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	Kemet Blue Powder	UNITED STATES

Tantalum	King-Tan Tantalum Industry Ltd	CHINA

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	Mineração Taboca S.A.	BRAZIL

Tantalum	Mitsui Mining & Smelting	JAPAN

Tantalum	Molycorp Silmet A.S.	ESTONIA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	Plansee	AUSTRIA

Tantalum	PT Bangka Timah Utama Sejahtera	INDONESIA

Tantalum	QuantumClean	UNITED STATES

Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA

Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION

Tantalum	Taki Chemicals	JAPAN

Tantalum	Tantalite Resources	SOUTH AFRICA

Tantalum	Telex	UNITED STATES

Tantalum	Ulba	KAZAKHSTAN

Tantalum	Zhuzhou Cement Carbide	CHINA

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	KEMET Blue Metals	MEXICO

Tantalum	Plansee SE Liezen	AUSTRIA

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	H.C. Starck GmbH Goslar	GERMANY

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY

Tantalum	H.C. Starck GmbH Hermsdorf	GERMANY

Tantalum	H.C. Starck Inc.	UNITED STATES

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	H.C. Starck Smelting GmbH & Co.Kg.	GERMANY

Tantalum	Plansee SE Reutte	AUSTRIA

Tantalum	Global Advanced Metals Boyertown	UNITED STATES

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	Kemet Blue Powder	UNITED STATES

Tin	AIM	CANADA

Tin	American Iron and Metal	UNITED STATES

Tin	An Xin Xuan Xin Yue You Se Jin Shu Co., Ltd.	CHINA

Tin	Best Metals	BRAZIL

Tin	Brinkmann Chemie AG	GERMANY

Tin	C. Hafner GmbH + Co. KG	GERMANY

Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tin	Alpha	UNITED STATES

Tin	Cooper Santa	BRAZIL

Tin	CSC Pure Technologies	RUSSIAN FEDERATION

Tin	CV Duta Putra Bangka	INDONESIA

Tin	CV JusTindo	INDONESIA

Tin	CV Makmur Jaya	INDONESIA

Tin	CV Nurjanah	INDONESIA

Tin	CV Serumpun Sebalai	INDONESIA

Tin	CV United Smelting	INDONESIA

Tin	Dae Kil	KOREA, REPUBLIC OF

Tin	Daewoo International	KOREA, REPUBLIC OF

Tin	Dowa	JAPAN

Tin	EM Vinto	BOLIVIA

Tin	Estanho de Rondônia S.A.	BRAZIL

Tin	Feinhütte Halsbrücke GmbH	GERMANY

Tin	Fenix Metals	POLAND

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	GEJIU GOLD SMELTER MINERALS CO., LTD	CHINA

Tin	Gejiu Yunxi Croup Corp	CHINA

Tin	Gejiu YunXin Colored Electrolysis Ltd	CHINA

Tin	Gejiu Zi-Li	CHINA

Tin	Gold Bell Group	CHINA

Tin	Guang Xi Hua Xi Corp	CHINA

Tin	Heimerle + Meule GmbH	GERMANY

Tin	High Quality Technology Co., Ltd	CHINA

Tin	Huichang Jinshunda Tin Co. Ltd	CHINA

Tin	Hyundai-Steel	KOREA, REPUBLIC OF

Tin	IBF IND BRASILEIRA DE FERROLIGAS LTDA	BRAZIL

Tin	Ishihara Chemical Co., Ltd.	JAPAN

Tin	Jean Goldschmidt International	BELGIUM

Tin	Jiangxi Nanshan	CHINA

Tin	Kai Unita Trade Limited Liability Company	CHINA

Tin	KOVOHUT? P?ÍBRAM NÁSTUPNICKÁ, A.S.	CZECH REPUBLIC

Tin	LingbaoJinyuan tonghu	CHINA

Tin	Linwu Xianggui Smelter Co	CHINA

Tin	Liuzhou China Tin	CHINA

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	MCP Group	UNITED STATES

Tin	Metallo Chimique	BELGIUM

Tin	Mineração Taboca S.A.	BRAZIL

Tin	Ming Li Jia smelt Metal Factory	CHINA

Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA

Tin	Minsur	PERU

Tin	Mits-Tec (Shanghai) Co. Ltd.	CHINA

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Nathan Trotter & Co., Inc.	UNITED STATES

Tin	Nihon Genma MFG Co., Ltd.	JAPAN

Tin	Nihon Kagaku Sangyo Co., Ltd	JAPAN

Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	OMSA	BOLIVIA

Tin	Operaciones Metalugicas SA.	INDONESIA

Tin	Poongsan Corporation	KOREA, REPUBLIC OF

Tin	Posco	KOREA, REPUBLIC OF

Tin	PT Alam Lestari Kencana	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Babel Surya Alam Lestari	INDONESIA

Tin	PT Bangka Kudai Tin	INDONESIA

Tin	PT Bangka Putra Karya	INDONESIA

Tin	PT Bangka Timah Utama Sejahtera	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT BilliTin Makmur Lestari	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Eunindo Usaha Mandiri	INDONESIA

Tin	PT Fang Di MulTindo	INDONESIA

Tin	PT HP Metals Indonesia	INDONESIA

Tin	PT Karimun Mining	INDONESIA

Tin	PT Koba Tin	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT REFINED BANGKA TIN	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Tambang Timah	INDONESIA

Tin	PT Timah	INDONESIA

Tin	PT Timah Nusantara	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Yinchendo Mining Industry	INDONESIA

Tin	PT. Supra Sukses Trinusa	INDONESIA

Tin	REDSUN	TAIWAN

Tin	Rui Da Hung	TAIWAN

Tin	S Company	THAILAND

Tin	Samhwa non-ferrorus Metal ind.co.ltd	KOREA, REPUBLIC OF

Tin	SGS BOLIVIA S.A.	BOLIVIA

Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA

Tin	Shanghai Yuanhao Surface Finishing Co. Ltd.	CHINA

Tin	ShangHai YueQiang Metal Products Co., LTD	CHINA

Tin	Shuer Der Industry (Jiangsu) Co. Ltd.	CHINA

Tin	Soft Metais, Ltda.	BRAZIL

Tin	Taicang City Nancang Metal Meterial Co.,Ltd	CHINA

Tin	Taiwan Total Co. Ltd.	TAIWAN

Tin	Thaisarco	THAILAND

Tin	HUANGGANG CITY TONGDING METALLIC MATERIAL CO.LTD	CHINA

Tin	Uni Bros Metal Pte Ltd	SINGAPORE

Tin	Unvertical International(Suzhou)Co.,Ltd	CHINA

Tin	Westfalenzinn	GERMANY

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL

Tin	Wilhelm Westmetall, Germany	GERMANY

Tin	Wind Yunnan Nonferrous Metals Co.,Ltd.	CHINA

Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA

Tin	XIN WANG copper smelter	CHINA

Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA

Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA

Tin	Yunnan Tin Company, Ltd.	CHINA

Tin	Zhuhai Horyison Solder Co.,Ltd	CHINA

Tin	Talcang City Nankang Metal Materila Co., Ltd	CHINA

Tin	Nihon superior co.,Ltd	JAPAN

Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL

Tin	VERTEX METALS INCORPORATION	TAIWAN

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tungsten	A.L.M.T. Corp.	JAPAN

Tungsten	Kennametal Huntsville	UNITED STATES

Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA

Tungsten	Global Advanced Metals	UNITED STATES

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES

Tungsten	HC Starck GmbH	GERMANY

Tungsten	Hunan Chenzhou Mining Group Co	CHINA

Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA

Tungsten	Japan New Metals Co Ltd	JAPAN

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Kennametal Fallon	UNITED STATES

Tungsten	KYORITSU GOKIN CO., LTD.	JAPAN

Tungsten	Nanchang Cemeted Carbide Limited Liability Company	CHINA

Tungsten	North American Tungsten Corporation Ltd	UNITED STATES

Tungsten	TaeguTec	KOREA, REPUBLIC OF

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA

Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION

Tungsten	Xiamen Golden Egret Speical Alloy Co., Ltd	CHINA

Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.,Ltd	CHINA

Tungsten	Xiamen Tungsten Co., Ltd	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	H.C. Starck GmbH	GERMANY

Tungsten	H.C. Starck Smelting GmbH & Co.Kg.	GERMANY

Tungsten	Nui Phao H.C. Starck Tungsten	VIETNAM